SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 31, 2004
Date of Report (Date of earliest event reported)

Commission File Number 000-32127

GUIDELINE CAPITAL, INC.
(Exact name of small business issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	86-1004672 (IRS Employer Identification No.)

1607 N.E. 41st Avenue
Portland, Oregon  97232
(Address of principal executive offices)

(800) 482-5316
(Issuer's telephone number)

Item 6.            Resignation of Registrant's Directors.

Effective May 31, 2004, John Brownlee-Baker resigned as Secretary and director of the Registrant and its subsidiary, On Guard Systems, Inc., and William T. Wickett was elected as Secretary-Treasurer of the Registrant and its said subsidiary.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guideline Capital, Inc.

By:/s/ Ernest J. Wesson
         Ernest J. Wesson, President

Dated:  June 24, 2004